Exhibit 99.1

THE HOME DEPOT COMPLETES ACQUISITION OF HD SUPPLY

Dec 24, 2020

ATLANTA, Dec. 24, 2020 /PRNewswire/ — The Home Depot®, the world’s largest home improvement retailer, has completed the acquisition of HD Supply Holdings, Inc., for a total enterprise value (including net cash) of approximately $8 billion. HD Supply is a leading national distributor of maintenance, repair and operations (MRO) products in the multifamily and hospitality end markets. The agreement to acquire HD Supply was announced on November 16, 2020.

“We’re thrilled to welcome HD Supply associates to The Home Depot,” said Craig Menear, chairman and CEO of The Home Depot. “The combination of the two businesses will enable us to better serve both existing and new MRO customers, and I look forward to the value this acquisition will bring to our associates, customers and shareholders.”

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The acquisition of HD Supply is expected to position The Home Depot as a premier provider in a highly fragmented MRO marketplace, which the company estimates to be approximately $55 billion. HD Supply complements The Home Depot’s existing MRO business with a robust product offering and value-added service capabilities, an experienced salesforce, and an extensive, MRO-specific distribution network throughout the U.S. and Canada.

The tender offer for all of the outstanding shares of HD Supply expired at midnight, New York City time, at the end of the day on December 23, 2020. American Stock Transfer & Trust Company, LLC, the depository and paying agent for the tender offer, advised The Home Depot that as of the tender offer expiration, a total of 127,928,897 shares had been validly tendered and not validly withdrawn, representing approximately 82.9% of the outstanding shares. All of the conditions of the offer have been satisfied and The Home Depot and its subsidiary Coronado Acquisition Sub Inc. have accepted for payment for $56 per share in cash, without interest, subject to any required withholding taxes, all shares validly tendered and not validly withdrawn and will promptly pay for all such shares. Following its acceptance of the tendered shares, The Home Depot completed the acquisition of HD Supply through a merger of Coronado Acquisition Sub Inc. with and into HD Supply. As a result of the merger, HD Supply became a wholly owned subsidiary of The Home Depot. In connection with the merger, all HD Supply shares not validly tendered (other than shares held by The Home Depot, Coronado Acquisition Sub Inc., HD Supply or any of their respective direct or indirect wholly owned subsidiaries and shares held by stockholders of HD Supply who have perfected their statutory appraisal rights) have been cancelled and converted into the right to receive the same $56 in cash (without interest and subject to any required withholding taxes) as will be paid for all HD Supply shares that were validly tendered and not validly withdrawn.

About The Home Depot

The Home Depot is the world’s largest home improvement specialty retailer, with 2,295 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. In fiscal 2019, The Home Depot had sales of $110.2 billion and earnings of $11.2 billion. The Company employs more than 400,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

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About HD Supply

HD Supply is one of the largest wholesale distributors in North America. The company provides a broad range of products and value-add services to approximately 300,000 customers with leadership positions in the living space maintenance, repair and operations sector. Through approximately 44 distribution centers, across 25 states and two Canadian provinces, the company’s approximately 5,500 associates provide localized, customer-tailored products, services and expertise. For more information, visit www.hdsupply.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may relate to, among other things, the acquisition of HD Supply that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements (the “acquisition”); statements about the potential benefits of the acquisition; HD Supply’s plans, objectives, expectations and intentions; risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the transaction will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the acquisition making it more difficult to maintain business and operational relationships; negative effects of the consummation of the acquisition on the market price of our common stock, credit ratings or operating results; significant costs associated with the acquisition; unknown liabilities; the impact on our business, operations and financial results of the COVID-19 pandemic (which, among other things, may affect many of the items listed below); the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, suppliers and vendors; international trade disputes, natural disasters, public health issues (including pandemics and related quarantines, shelter-in-place and other governmental orders, and similar restrictions), and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products or services; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the

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impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes; store openings and closures; guidance for fiscal 2020 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 1, 2020.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

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